Exhibit 99.1

Marrone Bio Innovations Announces New $23 Million Accounts-Receivable and Inventory-Backed Credit Facilities

New Credit Facilities to Address Working Capital Required to Support Growing Sales

DAVIS, Calif., Jan. 9, 2020 — Marrone Bio (NASDAQ: MBII) (MBI), an international leader in sustainable bioprotection and plant health solutions, today announced a $13.0 million expansion of its existing accounts-receivable credit facility which now totals $20.0 million, as well as the addition of a $3.0 million inventory-backed credit facility to support the Company as it continues to expand its customer base.

Pursuant to the terms of the agreement with LSQ Funding Group (“LSQ”), LSQ may elect to purchase up to $20.0 million of eligible customer invoices form the Company, a significant increase from the $7.0 million limit established in 2017. In addition, the Company established a new $3.0 million inventory-backed credit facility with LSQ.

“Our partnership with LSQ has given us excellent cost-effective financial vehicles by which we can improve our liquidity and working capital to accommodate our rapid growth,” said Jim Boyd, President and Chief Financial Officer of Marrone Bio Innovations. “I expect these facilities to help address the seasonal demand and varying sales cycles across the various crops and customers we serve. We look forward to continued success in 2020, driving long-term value creation for our shareholders.”

“We are pleased to renew our strong working relationship with Marrone Bio Innovations, which has been an excellent client in our portfolio,” said Dan Ambrico, President and CEO at LSQ Funding Group. “The company has utilized our products to enhance its ongoing business success, and the substantial dollar increase reflected in this year’s amendment, as well as the addition of a new inventory-backed credit facility, represents our continued confidence in the growth of their business. We look forward to our continued partnership with Marrone Bio Innovations in the future.”

About LSQ

LSQ helps businesses better manage their cash flow to make the most of whatever they’ve earned. Offering invoice financing and supply chain finance solutions LSQ provides clients with a simple, secure, and honest funding experience. LSQ blends human insights with the analytical power of technology to develop products that give customers the means to accelerate the flow of business. LSQ, headquartered in Orlando, Florida, has helped 1000s of companies access $24 billion in its 20+ years in business. Learn more about our solutions at https://www.lsq.com/

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented company leading the movement to more a sustainable world through the discovery, development and sale of innovative biological products for crop protection, plant health and waterway systems treatment that help customers operate more sustainably while increasing their return on investment. MBI has screened over 18,000 microorganisms and 350 plant extracts, leveraging its in-depth knowledge of plant and soil microbiomes enhanced by advanced molecular technologies and natural product chemistry to rapidly develop seven product lines. Supported by a robust portfolio of over 400 issued and pending patents, MBI’s currently available commercial products are Regalia®, Stargus®, Grandevo®, Venerate®, Majestene®, Haven® and Amplitude®, Zelto® Jet Oxide® and Jet Ag® and Zequanox®, with a breakthrough bioherbicide and biofumigant in the Company’s product pipeline. Pro Farm, MBI’s Finland-based subsidiary, employs a proprietary technology derived from wood waste to stimulate plant growth and improve plant health, resulting in improved yields and crop quality. Products include UBP-110®, LumiBio™, LumiBio Valta™, LumiBio Kelta™, Foramin®.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Marrone Bio Innovations Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements and should not be relied upon as representing MBI’s views as of any subsequent date. Forward-looking statements may include, without limitation, statements regarding the use of and anticipated results from the credit facilities and the assumptions underlying or relating to the foregoing. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, the potential of new revenue generating activities, seasonal, weather, regulatory and other factors affecting demand for the MBI’s products, any difficulty in marketing MBI’s products in its target markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers.

Additional information that could lead to material changes in MBI’s performance is contained in its filings with the SEC. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of current information, future events or otherwise.

Marrone Bio Innovations Contact:

Jim Boyd, President & Chief Financial Officer

Telephone: +1 (530) 750-2800

Email: info@marronebio.com

Investor Relations Contact:

Greg Falesnik, Managing Director

MZ Group – MZ North America

Main: 949-385-6449

MBII@mzgroup.us

www.mzgroup.us